UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

West Bay BDC LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01758	99-1657525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 655-4419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 - Regulation FD Disclosure.

West Bay BDC LLC (the “Company”) is furnishing the following additional information regarding its investment portfolio:

Loans underwritten by the Company based on the portfolio company’s annualized recurring revenue rather than its EBITDA represented 2.6% of the Company’s total portfolio at fair value as of December 31, 2025. Additionally, the Company’s portfolio contains investments with payment-in-kind (“PIK”) terms, where borrowers pay accrued interest not with cash, but by adding the accrued interest to the principal balance of the loan. Investments with PIK may be a proactive financing strategy structured into the loan agreement from the outset or it may be introduced as a loan modification or amendment after the initial agreement. During the fourth quarter of 2025, 1.9% of the Company’s total investment income was derived from investments with PIK terms, of which 0.0% of the Company’s total investment income was from PIK that was introduced as a loan modification or amendment after the initial agreement.

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bay BDC LLC
(Registrant)

Date: March 3, 2026	By:	/s/ Vivek Bantwal
	Name:	Vivek Bantwal
	Title:	Co-Chief Executive Officer

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer